Exhibit 32(a)

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K/A of TransUnion Holding Company, Inc. (the “Company”) for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James M. Peck, as Chief Executive Officer of the Company, and Samuel A. Hamood, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James M. Peck
Name: James M. Peck
Title: Chief Executive Officer

Date: June 20, 2013

/s/ Samuel A. Hamood
Name: Samuel A. Hamood
Title: Chief Financial Officer

Date: June 20, 2013

This certification accompanies this Form 10-K/A and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.